Exhibit 4.4

                     AMENDMENT NO. 1 TO WARRANT AGREEMENT

         THIS AMENDMENT NO. 1 TO WARRANT AGREEMENT, is made and entered into as of December 19, 2002 (the "Amendment"), by and between ICG COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, as Warrant Agent (the "Warrant Agent").

                                  WITNESSETH:

         WHEREAS, the Company and the Warrant Agent entered into that certain Warrant Agreement, dated as of October 10, 2002 (the "Warrant Agreement"); and

         WHEREAS, in connection with the financial restructuring of the Company pursuant to the Second Amended Joint Plan of Reorganization filed by the Company with the Bankruptcy Court, dated as of April 3, 2002, as modified (the "Plan"), and pursuant to its Chapter 11 Case (as defined in the Warrant Agreement), the Company proposes to issue warrants which are exercisable to purchase up to 800,000 shares of Common Stock (as defined in the Warrant Agreement), subject to adjustment as provided in the Warrant Agreement (the "Warrants"), to the holders of Allowed Claims in Class H-4 (as defined in the
Plan) on a Pro Rata basis (as defined in the Plan) in exchange for such Allowed Class H-4 Claims; and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to act, in connection with the issuance, transfer, exchange, replacement, and exercise of the Warrant Certificates (as defined in the Warrant Agreement) and other matters as provided in the Warrant Agreement; and

         WHEREAS, the Company desires to amend the Warrant Agreement to remove reference to restrictive legends on the Warrant Certificates and certificates for Common Stock,

         NOW, THEREFORE, in consideration of the foregoing premises and of the mutual agreements set forth herein, the Company and the Warrant Agent hereby agree that Section 11.1 of the Warrant Agreement shall be amended and restated as follows:

         11.1 Restrictive Legends. Except as otherwise permitted by this
Section 11, each Warrant (including each Warrant issued upon the transfer of any Warrant) issued to an Underwriter (as defined in Section 1145(b) of the Bankruptcy Code), to the extent that the Company has actual knowledge that the recipient of a Warrant is an Underwriter (as such term is defined in Section 1145(b) of the Bankruptcy Code) shall be stamped or otherwise imprinted with a legend in substantially the following form:

               "THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

Except as otherwise permitted by this Section 11, each certificate for Common Stock (or Other Securities) issued to an Underwriter upon the exercise of any Warrant, and each certificate issued issued to an Underwriter upon the transfer of any such Common Stock (or Other Securities), to the extent that the Company has actual knowledge that the recipient of such Other Securities is an Underwriter, shall be stamped or otherwise imprinted with a legend in substantially the following form:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."






         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, as of the day and year first above written.



                                            ICG COMMUNICATIONS, INC.


                                            By: /s/ Bernard Zuroff
                                               -------------------------------
                                                  Name: Bernard Zuroff
                                                  Title: General Counsel

                                            AMERICAN STOCK TRANSFER
                                            & TRUST COMPANY


                                            By:/s/ Herbert J. Lemmer
                                               -------------------------------
                                                  Name: Herbert J. Lemmer
                                                  Title: Vice President